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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-96787 of Fedders Corporation on Form S-8 of our reports dated November 14, 2003 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets), appearing in the Annual Report on Form 10-K of Fedders Corporation for the year ended August 31, 2003.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
November 25, 2003